UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 20, 2015
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Third Amendment, Extension and Incremental Assumption Agreement
On November 20, 2015 (the “Closing Date”), LPL Financial Holdings Inc. (“Holdings) entered into a third amendment, extension and incremental assumption agreement (the “Third Amendment”) among Holdings, LPL Holdings, Inc., a Massachusetts corporation (the “Borrower”), the other credit parties signatory thereto, the several lenders parties thereto, JPMorgan Chase Bank, N.A. as administrative agent, and the other parties thereto. The Third Amendment supplements and amends the Borrower's credit agreement, originally dated as of March 29, 2012, as amended by the first amendment and incremental assumption agreement dated as of May 13, 2013, the second amendment, extension and incremental assumption agreement dated as of October 1, 2014 and the consent to amendment agreement dated as of November 21, 2014 (collectively, “Credit Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as administrative agent, collateral agent, letter of credit issuer and swingline lender, and the other parties thereto.
Pursuant to the Third Amendment, among other things:

•	Lenders issued a new class of incremental tranche B term loans (the “New Tranche B Term Loans”), in an aggregate principal amount of $700 million, with a maturity date of November 20, 2022;

•
Lenders extended the maturity date of a portion of the outstanding tranche B term loans (the “Extended Tranche B Term Loans”) in an aggregate principal amount of $631 million from March 29, 2019 to March 29, 2021;

•	Lenders consented to certain amendments to the Credit Agreement, among others:

•	an increase in the maximum ratio permitted under the total net leverage ratio financial maintenance covenant from 4.00:1.00 to 5.00:1.00, with a step down to 4.75:1.00 in 2017;

•
an amendment to the uncommitted incremental facilities to permit additional debt to be incurred under the Credit Agreement in an amount not to exceed the sum of (a) $250 million and (b) an additional amount such that the total secured net leverage ratio, calculated on a pro forma basis, does not exceed 4.00:1.00 (with a conforming change to the “incremental equivalent” incurrence provision in the indebtedness negative covenant);

•
an amendment to the existing restricted payments “fixed” basket to consolidate the remaining amount under that basket with the accumulated amount under the available amount “builder” basket, and reset the consolidated basket at a reduced $255 million, which basket may also be used for investments and restricted debt prepayments; and

•	an amendment to the existing general restricted payments basket to allow for additional restricted payments of up to $500 million.
The Borrower expects to use the proceeds from New Tranche B Term Loans primarily to pay down $150 million in revolving credit borrowings outstanding under the Credit Agreement and to fund repurchases of shares of Holdings’ common stock (“Common Stock”), including pursuant to the ASR Program (as defined below).
Each of the New Tranche B Term Loans and the Extended Tranche B Term Loans requires quarterly repayments equal to 0.25% of its respective original principal amount, commencing with the quarter ending March 31, 2016. The New Tranche B Term Loans bear interest at a rate per annum of either (a) 300 basis points over the base rate or (b) 400 basis points over the LIBOR rate. The Extended Tranche B Term Loans bear interest at a rate per annum of either (a) 250 basis points over the base rate or (b) 350 basis points over the LIBOR rate. As of the Closing Date, non-extended tranche B term loans (the “Non-Extended Tranche B Term Loans”) in the aggregate principal amount of $426 million remain outstanding and bear interest at a rate per annum of either (a) 150 basis points over the base rate or (b) 250 basis points over the LIBOR rate. For each of the New Tranche B Term Loans, the Extended Tranche B Term Loans and the Non-Extended Tranche B Term Loans, the base rate shall not be less than 175 basis points and the LIBOR rate shall not be less than 75 basis points.

Accelerated Share Repurchase Program
As previously disclosed, on October 29, 2015, the board of directors of Holdings authorized an increase to Holding’s share repurchase program, enabling Holdings to repurchase up to $500 million of shares of Common Stock from time to time, including through open market or privately negotiated transactions.
On November 24, 2015, Holdings entered into a master confirmation (the “ASR Agreement”) with Goldman, Sachs & Co. (“Goldman”) in connection with an accelerated share repurchase program (the “ASR Program”) pursuant to which Holdings will acquire $250 million of shares of Common Stock.
Under the terms of the ASR Agreement, on November 30, 2015, Holdings will pay Goldman $250 million. Goldman will subsequently deliver shares of Common Stock to Holdings at various intervals during the ASR Program. The final number of shares of Common Stock Holdings will repurchase under the ASR Program will be based generally on the average of the daily volume-weighted average price of the Common Stock during a repurchase period, which price is subject to a cap as well as potential adjustments pursuant to the terms and conditions of the ASR Agreement. At final settlement, Holdings and Goldman will reconcile the total value of shares purchased by Goldman under the ASR Program against Holdings’ payment of $250 million. Under certain circumstances, Goldman may be required to deliver additional shares of Common Stock to Holdings, or, under certain circumstances, Holdings may be required to deliver shares of Common Stock or may elect to make a cash payment to Goldman. Final settlement of the ASR Agreement is expected to be completed during the second quarter of 2016, although settlement may be accelerated at Goldman’s option.
The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by Goldman and various acknowledgments, representations and warranties made by the parties to one another.
A copy of the ASR Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the ASR Agreement and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the ASR Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD
On November 24, 2015, Holdings issued a press release announcing the Third Amendment and the ASR Agreement. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

10.1	Capped Accelerated Stock Buyback Master Confirmation, dated November 24, 2015, between Holdings and Goldman, Sachs & Co.
99.1	Press Release dated November 24, 2015 (“LPL Financial Announces Completion of Debt Transaction and Start of Accelerated Share Repurchase Program”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Matthew J. Audette
Name: Matthew J. Audette
Title: Chief Financial Officer

Dated: November 24, 2015